UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005 (February 28, 2005)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(A) Approval of 2005 Outside Directors Equity Award Plan.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Greif, Inc. (the “Company”) was held on February 28, 2005. At the Annual Meeting, stockholders approved the 2005 Outside Directors Equity Award Plan (the “2005 Plan”) for outside directors of the Company (directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company). The 2005 Plan replaced the Company’s 1996 Directors’ Stock Option Plan.

The Compensation Committee of the Company’s Board of Directors is responsible for administering the 2005 Plan. Among other matters, the Compensation Committee is responsible for (i) selecting outside directors to receive awards, (ii) granting awards, (iii) determining the number and type of awards to be granted, and (iv) determining the terms and conditions of awards. The 2005 Plan provides for awards of (A) stock options to purchase shares of the Company’s Class A Common Stock, (B) shares of Class A Common Stock which may be subject to transfer restrictions, and or (C) stock appreciation rights, or any combination thereof. The total number of shares of Class A Common Stock reserved and available for issuance for awards granted under the 2005 Plan is 100,000 shares, subject to proportionate adjustments made by the Compensation Committee as a result of changes in the capital structure of the Company.

The Company’s Board of Directors, without further action on the part of the Company’s stockholders, may from time to time alter, amend, or suspend the 2005 Plan or may at any time terminate the 2005 Plan, provided that: (i) no action may be taken that would impair the rights of a participant or transferee under any award previously granted, without the participant’s or transferee’s consent (except for amendments made to cause the 2005 Plan to comply with applicable law, applicable stock exchange rules or accounting rules); and (ii) except for proportionate adjustments made by the Compensation Committee as a result of changes in the capital structure of the Company as provided by the 2005 Plan, no amendment may be made without stockholder approval if the amendment would require stockholder approval under applicable law or applicable stock exchange rules. No awards may be granted under the 2005 Plan on or after February 28, 2015.

(B) Grants of Stock Options to Outside Directors.

On February 28, 2004, immediately following the Annual Meeting, each of the Company’s outside directors, namely Vicki L. Avril, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and David J. Olderman, was automatically granted a stock option to purchase 2,000 shares of the Company’s Class A Common Stock under the terms of the 2005 Plan. All of the stock options were immediately vested, are exercisable for a term of ten years (except as otherwise provided by the 2005 Plan), were granted at an exercise price of $64.35 per share (which was the last reported sale price for a share of Class A Common Stock on the New York Stock Exchange on February 25, 2005), and are otherwise subject to the terms and conditions of the 2005 Plan.

(C) New Credit Agreement

As of March 2, 2005, the Company and certain of its international subsidiaries, as borrowers, entered into a $350 million Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Securities Inc., as joint lead arranger and sole book-runner, KeyBank National Association, as joint lead arranger and syndication agent and National City Bank, Fleet National Bank and ING Capital LLC, as co-documentation agents. The New Credit Agreement provides for a $350 million revolving multicurrency credit facility. The revolving multicurrency credit facility is available for ongoing working capital and general corporate purposes and to refinance amounts outstanding under the Existing Credit Agreement (as defined in Item 1.02, below). Interest is based on either a euro currency rate or an alternative base rate that resets periodically plus a calculated margin amount. On March 3, 2005, $189.4 million was borrowed under the revolving multicurrency credit facility in order to prepay the obligations outstanding under the Existing Credit Agreement and certain costs and expenses incurred in connection with the New Credit Agreement.

The New Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio and a minimum coverage of interest expense. The leverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its total consolidated indebtedness less cash and cash equivalents plus aggregate cash proceeds received from an unrelated third party from a financing pursuant to a permitted receivables transaction to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense (including capitalized interest), income taxes, and minus certain extraordinary gains and non-recurring gains (or plus certain extraordinary losses and non-recurring losses) for the preceeding twelve months (“EBITDA”) to be greater than 3.5 to 1. The interest coverage ratio generally requires that at the end of any fiscal quarter the Company will not permit the ratio of (a) its EBITDA to (b) its interest expense (including capitalized interest) for the preceeding twelve months to be less than 3 to 1. On March 3, 2005, the Company was in compliance with these covenants. The terms of the New Credit Agreement limit the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility is secured by a pledge of the capital stock of substantially all of the Company’s United States subsidiaries and, in part, by the capital stock of the international borrowers. However, in the event that the Company receives an investment grade rating from either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, the Company may request that such collateral be released.

On March 3, 2005, the Company issued a press release (the “Credit Agreement Release”) announcing the closing of the New Credit Agreement. The full text of the Credit Agreement Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The Company and certain of its international subsidiaries, as borrowers, were parties to an Amended and Restated Senior Secured Credit Agreement dated as of August 23, 2002, as amended (the “Existing Credit Agreement”), with a syndicate of financial institutions, as lenders,

Citigroup Global Market Inc. (formerly known as Salomon Smith Barney Inc.), as joint lead arranger and sole book-runner, CitiCorp North America, Inc., as administrative agent, Deutsche Bank Trust Company Americas and KeyBank National Association, as co-syndication agents, Sun Trust Bank, as documentation agent, and Deutsche Bank Securities, Inc., as joint lead arranger. On March 3, 2004, proceeds from the New Credit Agreement were used to prepay the obligations outstanding under the Existing Credit Agreement, and the Existing Credit Agreement was terminated as of that date. See Item 1.01, above, for a discussion of the New Credit Agreement.

The Existing Credit Agreement originally provided for a $300 million term loan and a $250 million revolving multicurrency credit facility. The revolving multicurrency credit facility was available for working capital and general corporate purposes. On February 11, 2004, the Existing Credit Agreement was amended to permanently reduce the credit facility to $230 million, to increase the outstanding balance of the term loan from $226 million to $250 million, and to lower the applicable margin by 50 basis points while maintaining the existing maturity schedule. The incremental borrowings under the term loan were used to reduce borrowings under the revolving multicurrency credit facility. Interest was based on either a London InterBank Offered Rate (“LIBOR”) or an alternative base rate that was reset periodically plus a calculated margin amount.

The Existing Credit Agreement contained certain covenants, which include financial covenants that required the Company to maintain a certain leverage ratio, a minimum coverage of interest expense and fixed charges, and a minimum net worth. The leverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) its total consolidated indebtedness less cash and cash equivalents plus aggregate cash proceeds received from an unrelated third party from a financing pursuant to a permitted receivables transaction to (b) its consolidated net income plus depreciation, depletion and amortization, interest expense, income taxes, extraordinary gains and losses, deferred financing gains and losses in connection with the early extinguishment of indebtedness equity in earnings of affiliates and minority interests and non-recurring items for the last twelve months (“EBITDA”) to be greater than 3.5 to 1. The fixed charge coverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) its EBITDA to (b) our interest expense plus capital expenditures (excluding timberland purchases), capitalized interest, scheduled principal payments and cash tax expense less taxes paid on asset sales over the last twelve months to be less than 1.2 to 1. The interest coverage ratio generally required that at the end of any fiscal quarter the Company would not permit the ratio of (a) its EBITDA to (b) its interest expense for the last twelve months to be less than 3 to 1. The minimum net worth covenant required that the Company would not permit its consolidated net worth (calculated by excluding net gains resulting from asset sales (other than sales of timber assets) at the end of any quarter to be less than (a) $500 million plus (b) 50 percent of the sum of positive consolidated net income for each quarter beginning with the first quarter after the original closing date (March 2001) plus (c) 100 percent of the net cash proceeds received after the original closing date for each issuance of equity interests. The terms of the Existing Credit Agreement limited the Company’s ability to make “restricted payments,” which include dividends and purchases, redemptions and acquisitions of equity interests of the Company. The repayment of this facility was secured by a first lien on substantially all of the personal property and certain of the real property of the Company and its United States subsidiaries and, in part, by the capital stock of the international borrowers and any intercompany notes payable to them.

The Company did not incur any early termination or prepayment penalties in connection with the prepayment and termination of the Existing Credit Agreement.

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On March 2, 2005, the Company issued a press release (the “Earnings Release”) announcing the financial results for its first quarter ended January 31, 2005. The full text of the Earnings Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland gains; (ii) diluted earnings per Class A and Class B share before restructuring charges and timberland gains; (iii) operating profit before restructuring charges and timberland gains; and (iv) operating profit before restructuring charges. Net income before restructuring charges and timberland gains is equal to GAAP net income plus restructuring charges less timberland gains, net of tax. Diluted earnings per Class A and Class B share before restructuring charges and timberland gains is equal to GAAP diluted earnings per Class A and Class B share plus the effects of restructuring charges less the effects of timberland gains, net of tax. Operating profit before restructuring charges and timberland gains is equal to GAAP operating profit plus restructuring charges less timberland gains. Operating profit before restructuring charges is equal to GAAP operating profit plus restructuring charges.

The Company discloses the non-GAAP Measures because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A and Class B share and operating profit since they exclude restructuring charges, which are not representative of ongoing operations, and timberland gains, which are volatile from period to period. The non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(A) Creation of a Direct Financial Obligation

Information concerning the Company’s New Credit Agreement is set forth in Item 1.01(C), which information is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(A) Prepayment of a Direct Financial Obligation

Information concerning the prepayment of the Company’s Existing Credit Agreement is set forth in Items 1.01(C) and 1.02, which information is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

In February 1999, the Company’s Board of Directors authorized a stock repurchase program whereby the Company was authorized to purchase up to 1,000,000 shares of the Company’s Class A Common Stock or Class B Common Stock or any combination of the foregoing (the “Common Stock”). As of January 31, 2005, the Company had repurchased 864,680 shares, including 486,476 shares of Class A Common Stock and 378,204 shares of Class B Common Stock pursuant to this stock repurchase program.

On February 28, 2005, the Board of Directors authorized the Company to repurchase an additional 1,000,000 shares of its Common Stock under this stock repurchase program.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on March 3, 2005, announcing the closing of its new $350 million revolving credit facility.

99.2	Press release issued by Greif, Inc. on March 2, 2005, announcing the financial results for its first quarter ended January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: March 4, 2005	By	/s/ Donald S. Huml
Donald S. Huml, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on March 3, 2005, announcing the closing of its new $350 million revolving credit facility.

99.2	Press release issued by Greif, Inc. on March 2, 2005, announcing the financial results for its first quarter ended January 31, 2005.